Exhibit 99.1

Subaye, Inc. Announces Paying Customer Base for Core Online Video Advertising Business Increased 104% Year-to-Date for Fiscal Year 2010; Over 50% since March 31, 2010

•	Growth driven by both organic growth in Guangdong Province and by geographic expansion in Greater China.
•	Online video advertising revenue run-rate is currently $3.9 million per month or $46.6 million annually.
•	Future membership gains to be driven by Internet market growth in China, continued geographic expansion and expanded sales and marketing team.
•	Company reaffirms previously stated guidance of $38.3 million in revenue and net income from continuing operations of $12.5 million, or $1.77 per common share, for fiscal year 2010.

GUANGZHOU CITY, China, June 3 -- Subaye, Inc. (Nasdaq: SBAY) ("Subaye" or the "Company"), a leading outsourced marketing services provider in China engaged in online video advertising and cloud computing business solutions, today announced that its online video advertising customer base included 33,072 paying members on May 31, 2010, an increase of 104.0% year-to-date for its fiscal year ending September 30, 2010, and an increase of 50.2% since the Company’s second fiscal quarter ended March 31, 2010. The current level of 33,072 paying members generates a monthly run rate of approximately $3.9 million in revenues, or $46.6 million annually.

Sequential Quarter Comparison

As previously announced, Subaye initially expanded its online video advertising business outside of Guangdong Province in the second quarter of fiscal year 2010 by launching new initiatives in Hunan Province, Hong Kong and Taiwan that generated 5,021 new paying members in the second quarter ended March 31, 2010. The addition of these new members, plus 1,520 paying members added in Guangdong Province during the second quarter, resulted in a total of 22,019 paying members on March 31, 2010, an increase of 6,541 or 42.3% from first-quarter fiscal year 2010. For the first six months of fiscal year 2010, paying members generated approximately $11.2 million in revenue.

Third Quarter Fiscal Year 2010 Update

The growth in Subaye’s paying customer base from March 31, 2010 through May 31, 2010, was driven by an increase of 4,109, or 24.2%, in paying members in Guangdong Province, the Company’s original and core online video advertising market, and by the addition of 6,944 new paying customers resulting from the Company’s recent expansion into Hubei (3,811) and Hainan (3,133) Provinces. Year-to-date for the Company’s fiscal year ending September 30, 2010, paying members have more than doubled from 16,211 at September 30, 2009.

	Number of Paying Members					Growth Rate
Regions:	9/30/2009	12/31/2009		3/31/2010	5/31/2010	3/31 –5/31 2010	FY2010 To Date
Guangdong	16,211	15,478	(3)	16,998	21,107	+ 24.2%	+ 30.2%
Hong Kong	--	--		1,361	1,361
Taiwan	--	--		739	739
Hunan	--	--		2,921	2,921
Hainan(1)	--	--		--	3,133
Hubei(2)	--	--		--	3,811
Total	16,211	15,478		22,019	33,072	+ 50.2%	+ 104.0%

(1)	First significant revenues to be earned in June 2010, as a result of pro-rata subscription based revenue model. Thecommission paid to agents for new members is equal to 25% of first 12 months revenue.
(2)	First significant revenues to be earned in July 2010, as a result of pro-rata subscription based revenue model. Thecommission paid to agents for new members is equal to 25% of first 12 months revenue.
(3)	Decrease in quarterly growth a result of the end of a DVD promotion; members who participated in the DVD promotion were nolonger incentivized to remain paying members.

"We are very pleased to announce significant growth in our paying membership base for our online video advertising business, both through organic growth and through expansion into new regions of Greater China," stated Mr. Zhiguang Cai, Chief Executive Officer of Subaye, Inc. "Given this significant growth opportunity for Subaye, we have increased our sales and marketing team to 615 employees from 320 at the end of March and from 212 at the close of our fiscal year ended September 30, 2009. With annual growth of over 20% projected for the Chinese Internet advertising market through 2010, driven in large part by continued strong growth in franchise and chain store enterprises, coupled with our recently implemented strategic refocus on our core online video advertising platform, we believe Subaye is well positioned to capitalize on this compelling growth opportunity and to further increase our share in China's expanding online advertising market.”

Financial Outlook for 2010 and 2011

Management reaffirms guidance of revenue of $38.3 million and net income from continuing operations of $12.5 million, or $1.77 per share, for the fiscal year ending September 30, 2010. For fiscal year 2011 the Company expects growth in revenue and net income from continuing operations of 86.3% and 133.5% over fiscal year 2010 guidance, respectively, resulting in revenue of $71.3 million and net income from continuing operations of $29.2 million, or $3.69 per share.

The preceding projections include assumptions based on the acquisition of new members in various provinces within Greater China, including Fujian, Shanxi and Shannxi in the short term. The projections do not include any revenues or profits potentially generated by the Company’s online 3D shopping portal, which is scheduled to be operational on August 31, 2010.

About Subaye, Inc.

Subaye, Inc. is a leading outsourced marketing services provider in China engaged in online video advertising and cloud computing business solutions. Subaye's online video advertising network provides production, upload, storage, and publishing onto video sharing websites. Subaye also offers cloud computing business solutions and is in the process of developing an online mall with 3D imaging throughout the online customer interface. Visitors of Subaye's websites, namely, www.subaye.com, view video showcases of Subaye members, primarily small to mid-size enterprises ("SMEs"), and select products or services they wish to purchase. Paying members utilizing Subaye’s video advertising platform pay a membership fee of approximately $117.0 per month. The Company previously conducted a trade services and an entertainment media business. For further information on Subaye, Inc., please visit http://www.subaye.net.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Subaye, Inc.'s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Subaye, Inc.'s operations are conducted in the People's Republic of China ("PRC") and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

For more information, please contact:

Company:
James Crane
Chief Financial Officer
P.R.C. Cell: +86-186-0125-0891
U.S. Office: +1-617-209-4199

Investor Relations:
Ted Haberfield
HC International, Inc.
Tel: +1-760-755-2716 (US)
Email:  thaberfield@hcinternational.net
Web:   http://www.hcinternational.net